Calculation of Filing Fee Tables
S-3
LCNB CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common shares, no par value	457(o)
		Equity	Preferred shares, no par value	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
Fees to be Paid		Unallocated (Universal) Shelf		457(o)			$ 100,000,000.00	0.0001531	$ 15,310.00
Fees to be Paid	1	Equity	Common shares, no par value	Other	400,000	$ 16.13	$ 6,452,000.00	0.0001531	$ 987.80
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 106,452,000.00		$ 16,297.80
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 16,297.80
Offering Note
[1]	(1) There are being registered hereunder such indeterminate number of common shares, such indeterminate number of preferred shares, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common shares, preferred shares or debt securities, which may or may not be separable from one another, as shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered also include such indeterminate number or amount of securities as may be issued upon conversion of or exchange for securities that provide for conversion or exchange, upon exercise of securities or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. (2) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act. (3) There are additionally being registered hereunder 400,000 common shares, which are issuable pursuant to the Second Amended and Restated Dividend Reinvestment and Stock Purchase Plan. Pursuant to Rule 416(a) of the Securities Act, the number of shares of common stock being registered hereunder includes such indeterminate number of additional shares of common stock as may become issuable as a result of any stock splits, stock dividends or similar transactions. (4) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high ($16.47) and low ($15.78) sales prices for the shares of Common Stock as quoted on Nasdaq Capital Market on September 18, 2025, rounded up to the nearest cent.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A